UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3300 Douglas Boulevard, Suite # 360
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On November 15, 2013, the Audit Committee (the "Audit Committee") of the Board of Directors of Solar Power, Inc. (the "Company") determined, based on the recommendation of management and discussion with our independent registered public accounting firm, that the Company should restate its Condensed Consolidated Statements Of Cash Flows for the six months ended June 30, 2013 and 2012 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Accordingly, on November 15, 2013, the Board of Directors concluded, based on the recommendation of the Audit Committee, that the Company's previously issued financial statements included in filings with the Securities and Exchange Commission for this period should be restated and the related press releases, reports and shareholder communications describing the Company's financial statements for this period should no longer be relied upon.

Based on its review, management, along with Crowe Horwath LLP, its independent registered public accounting firm, determined that the Company improperly reported cash flows between operating and investing activities which resulted in a $17 million overstatement of cash flows from operating activities and a $17 million understatement of cash flows from investing activities due to the improper classification of a portion of the conversion of $30.6 million of accounts receivables into notes receivables during the second quarter of 2013. Management will also update the presentation of non-cash activities and disclosures related to notes receivable.

The potential impact of this restatement on the Statement of Cash Flows for the six months ended June 30, 2013 would be as follows:

	As filed	(In thousands,) (unaudited) Six Months Ended June 30, 2013 Effect of Restatement	Restated

Net loss	$(9,974)		$(9,974)

Net cash from operating activities	$3,722	$(16,994)	$(13,272)

Net cash from investing activities	$(18,434)	$16,994	$(1,440)

Net cash from financing activities	$(3,316)		$(3,316)

Effect of exchange rate changes on cash	$377		$377

Decrease in cash and cash equivalents	$(17,651)		$(17,651)

Cash and cash equivalents at beginning of period	$17,823		$17,823

Cash and cash equivalents at end of period	$172		$172

Non-cash activities:
Reclassification of accounts receivable to notes receivable	$13,628	$(13,628)	-

The impact of this restatement on the interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 are being reviewed by the Company and the independent auditors, and the above estimates may change. The Company has determined that its internal control over financial reporting and its disclosure controls and procedures are not effective. The Company is in the process of implementing remedial steps to improve its internal controls over financial reporting. The Company intends to amend its Form 10-Q for the quarterly period ended June 30, 2013 as soon as practicable.

The Company has discussed these preliminary findings with Crowe Horwath LLP, the Company's independent registered public accounting firm.

This Report includes “forward looking statements” that involve uncertainties and risks. There can be no assurance that actual results will not differ from the Company’s expectations or any results expressed or implied by such forward looking statements. Factors which could cause materially different results include, among others, the risk that the final conclusion of the Audit Committee’s review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case; the risk that the review could take longer than expected because of unanticipated issues; the risk that these matters could adversely affect the Company’s ability to remain current in its filings with the SEC; additional issues that may arise in connection with the Audit Committee’s ongoing review or the audit by the Company’s independent registered public accounting firm; risks of damage to the Company's business and reputation arising from these matters; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2012, and in subsequent quarterly reports on Form 10-Q. The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this report, except as required under federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: November 19, 2013	/s/ Charlotte Xi
Charlotte Xi
Chief Financial Officer

5